UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2008 (January 29, 2008)

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Stellar Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

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Ontario	0-31198	N/A
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

544 Egerton Street - London, ON N5W 3Z8

(Address of Principal Executive Office) (Zip Code)

(519) 434-1540

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(1) The Registrant (the "Company") has been advised that effective January 29, 2008, its auditors, Mintz & Partners LLP ("Mintz") have merged with the firm of Deloitte & Touche LLP ("Deloitte") (the "Merger"). As a result of the Merger, Mintz has resigned as the Company's principal independent auditors and Deloitte as the surviving firm will serve as the Company's the principle independent auditing firm. The decision to retain Deloitte as the Company's principle independent auditing firm following the Merger has been approved by the Company's Board of Directors and Audit Committee.

Mintz's reports on the financial statements of the Company for its last two fiscal years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

During the time that the reports were issued, and the interim period in which Mintz served as the Company's independent auditor, there were no disagreement(s) with Mintz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mintz, would have caused Mintz to make reference to the subject matter of such disagreement(s) in connection with its audit report.

With the Merger, Mintz as the predecessor firm has advised that it will continue to reissue prior opinions or provide consents to the Company for the use of prior opinions.

In accordance with Item 304(a)(3) of Regulation S-B the Company has provided Mintz with a copy of the disclosures contained herein and provided Mintz with an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission ("SEC") containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Mintz has advised the Company that it has reviewed this filing and agrees with the responses and has provided a letter addressed to the SEC in response to Item 304(a) of Regulation S-B annexed hereto as exhibit 16.1.

(2) As the Merger of Mintz and Deloitte is viewed as a change in reporting accountants due to the change in legal entity, the Company's Board of Directors and Audit Committee has elected to retain Deloitte as its new principle independent auditing firm as of February 1, 2008. During the Company's two most recent fiscal years and through February 1, 2008, the Company has not consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

The Company has provided Deloitte with a copy of the disclosures contained herein and provided Deloitte with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Deloitte has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-B.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

NO.

DESCRIPTION

99.1     Mintz & Partners Letter Dated March 6, 2008 addressed to the Security and Exchange Commission

99.2     Mintz & Partners Letter Dated January 21, 2008 announcing merger

99.3     Deloitte & Touche LLP News Release dated December 12, 2007 announcing merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Pharmaceuticals Inc.

Date: March 7, 2008	By:	/s/ Janice Clarke
Janice Clarke
Chief Financial Officer